Exhibit 99.1

TIFFANY & CO.

NEWS RELEASE

Fifth Avenue & 57th Street	Contact:

New York, N.Y. 10022	Jason Wong

(973) 254-7612

jason.wong@tiffany.com

TIFFANY & CO. ANNOUNCES

RECEIPT OF REQUISITE CONSENTS AND EXPIRATION OF THE CONSENT SOLICITATION IN RESPECT

OF ITS 2024 NOTES AND EXTENSION OF THE CONSENT SOLICITATION IN RESPECT OF ITS 2044

NOTES

New York, N.Y., December 15, 2020—Tiffany & Co. (NYSE: TIF) (the “Company”) announced today the extension of the consent solicitation relating to its outstanding $300,000,000 4.900% senior notes due October 1, 2044 (the “2044 Notes”). The consent solicitation for the 2044 Notes will now expire at 5:00 p.m., New York City time, on December 17, 2020, unless terminated or extended by the Company (the “2044 Notes Expiration Date”). As of December 14, 2020 at 5:00 p.m., New York City time (the “Original Expiration Date”), approximately 44% of holders of the 2044 Notes had delivered valid consents in respect of the proposed amendments described in the Statement (as defined below) for such 2044 Notes. The deadline for the revocation of consents in respect of the 2044 Notes expired on the Original Expiration Date and as such, notwithstanding anything in the Statement to the contrary, validly tendered consents in respect of the 2044 Notes may no longer be revoked. No other terms of the consent solicitation in respect of the 2044 Notes are being changed at this time.

In addition, the Company announced today that holders of a majority in aggregate principal amount of its outstanding $250,000,000 3.800% senior notes due October 1, 2024 (the “2024 Notes” and together with the 2044 Notes, the “Affected Notes”) have delivered valid consents (the “Requisite Consents”) in connection with the Company’s proposed amendments for such 2024 Notes (such amendments, the “Amendments”). The terms and conditions of the amendments with respect to the Affected Notes are set forth in the consent solicitation statement dated December 8, 2020 (the “Statement”) previously provided by the Company to the holders of the Affected Notes.

The consent solicitation for the 2024 Notes expired at 5:00 p.m., New York City time, on December 14, 2020 (the “2024 Notes Expiration Date”), and revocation rights in respect thereof have expired. The Company will, subject to (i) the satisfaction or waiver of all terms and conditions to the consent solicitation for the 2024 Notes described in the Statement and (ii) the closing of the Merger (as defined below), promptly cause to be paid to each holder of the 2024 Notes who has delivered (and did not revoke) a valid consent in favor of the Amendments prior to the 2024 Notes Expiration Date a cash payment of $1.50 for each $1,000 principal amount of the 2024 Notes in respect of which such consent has been delivered (and was not revoked), subject to applicable withholding, if any (the “Consent Fee”).

As previously announced, on October 28, 2020, the Company, LVMH Moët Hennessy-Louis Vuitton SE (“LVMH”), Breakfast Holdings Acquisition Corp. and Breakfast Acquisition Corp. (“Merger Sub”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) which provides for, among other things, the acquisition by LVMH of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned indirect subsidiary of LVMH. Subject to the terms of the Merger Agreement and its approval by the Company’s stockholders, the Merger is expected to be completed early in the calendar year 2021.

Having received the Requisite Consents in respect of the 2024 Notes, the Company and the Trustee will enter into a supplemental indenture incorporating the Amendments with respect to the 2024 Notes into the indenture governing the Affected Notes, dated as September 25, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”). The Amendments provide that if the Merger is completed, LVMH may elect to provide an unconditional guarantee (the “LVMH Guarantee”) of the Company’s payment obligations with respect to the 2024 Notes. However, even if the Merger is consummated, LVMH has no obligation to provide any guarantee and there can be no assurance that LVMH will do so. If and for so long as LVMH provides the LVMH Guarantee in respect of the 2024 Notes, LVMH will provide English translations of its periodic and current reporting (under applicable French law) in lieu of the Company’s existing periodic and current reporting obligations, which reporting obligations will not be applicable in respect of the 2024 Notes at any time and for any period during which the LVMH Guarantee is in force.

Questions regarding the consent solicitations may be directed to:

MUFG Securities Americas Inc., Attention: Liability Management at +1 (212) 405-7440 (collect), +1 (877) 744-4532 (toll-free) or +44 20 7577 4048/4218

Citigroup Global Markets Inc., Attention: Liability Management Group at +1 (212) 723-6106 (collect) or +1 (800) 558-3754 (toll-free).

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The consent solicitations were and are made solely by the Statement and were and are subject to the terms and conditions stated therein.

About Tiffany & Co.:

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories—including more than 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. TIFFANY & CO. has a long-standing commitment to conducting its business responsibly, sustaining the natural environment, prioritizing diversity and inclusion, and positively impacting the communities in which we operate.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by LVMH pursuant to the Merger Agreement. In connection with the proposed acquisition, the Company filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”), and mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION. Investors and security holders are able to obtain copies of the definitive proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s website at www.sec.gov or at the Company’s website at investor.tiffany.com/financial-information or by writing to the Corporate Secretary at 200 Fifth Avenue, New York, New York 10010, Attn: Corporate Secretary (Legal Department).

Participants in Solicitation

The Company and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020, and the definitive proxy statement filed with the SEC in connection with the proposed acquisition on November 27, 2020. Other information regarding the participants in the proxy solicitations in connection with the proposed acquisition, and a description of any interests that they have in the proposed acquisition, by security holdings or otherwise, may be contained in other relevant materials to be filed with the SEC regarding the proposed acquisition when they become available. These documents may be obtained for free at the SEC’s website at www.sec.gov, or by writing to the Corporate Secretary at 200 Fifth Avenue, New York, New York, 10010, Attn: Corporate Secretary (Legal Department).

Forward-Looking Statements

Certain statements in this communication including, without limitation, statements relating to the Merger and conditions to closing of the Merger, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Merger (and the anticipated benefits thereof) and about the future plans, assumptions and expectations for the Company’s business and its results. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which the Company has no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) conditions to the completion of the Merger, including stockholder approval of the merger proposal, may not be satisfied or the regulatory approvals or waivers required for the Merger may not be obtained or maintained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the merger or affect the ability of the parties to recognize the benefits of the Merger; (iii) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results, and business generally; (iv) risks that the Merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention; (v) risks that the Merger may divert management’s attention from the Company’s ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the Merger or the Merger Agreement between the parties to the merger and any adverse outcome of any such potential litigation; (vii) the amount and timing of the costs, fees, expenses and other charges related to the Merger, including in the event of any unexpected delays; (viii) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period, or at all, which may affect the Company’s business and the price of the common stock of the Company; (ix) any adverse effects on the Company by other general industry, economic, business and/or competitive factors; (x) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (xi) protest activity in the U.S.; and (xii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in the Company’s Form 10-Q for the fiscal quarter ended October 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. The consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity or stock price. These risks, as well as other risks associated with the Merger, are more fully discussed in the definitive proxy statement on Schedule 14A, which was filed with the SEC on November 27, 2020, in connection with the Merger. In addition, there can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period, or that the expected benefits of the Merger will be realized.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

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